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                                                                    EXHIBIT 23.1

                       [LETTERHEAD OF DELOITTE & TOUCHE]


INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Telemundo of Los Angeles, Inc.

We have audited the accompanying Statement of Assets Acquired and Liabilities Assumed of KWHY-TV (the "Company") as of December 31, 2000 and the related Statement of Revenue and Direct Expenses and Statement of Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Statement of Assets Acquired and Liabilities Assumed, the Statement of Revenue and Direct Expenses and Statement of Cash Flows present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and the revenues and direct expenses of the Company for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 1 to the financial statements, KWHY-TV operated as a division of Harriscope of Los Angeles, Inc. ("Harriscope") for the year ended December 31, 2000. Certain assets not acquired and liabilities not assumed, and the corporate operations of Harriscope are not reflected in the accompanying financial statements.


/s/ Deloitte & Touche LLP

April 13, 2001



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Deloitte
Touche
Tohmatsu
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